UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 12, 2012

THERMADYNE HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13023	74-2482571
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

16052 Swingley Ridge Road, Suite 300 Chesterfield, Missouri	63017
(Address of principal executive offices)	(Zip Code)

(636) 728-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

On April 12, 2012, a Resolution Agreement (the “Agreement”) became binding upon Thermadyne Holdings Corporation (the “Company”), on behalf of itself and its subsidiaries, and a number of other defendants. This Agreement will resolve all pending claims related to welding fumes against the Company by all plaintiffs who have signed a release of claims under the Agreement. In connection with the Agreement, the Company did not admit any fault, wrongdoing, or liability with respect to the plaintiffs’ claims. Additional information regarding welding fumes litigation may be found in the Company’s most recent periodic report on Form 10-K previously filed under the Securities Exchange Act of 1934. As of the date of this Current Report on Form 8-K, all eligible plaintiffs that have asserted claims against the Company have signed releases.

During a period of time that ended on April 12, 2012 (the “Termination Period”), certain defendants, not including the Company, had the right to terminate the Agreement in the event that (i) less than 100% of eligible plaintiffs validly executed and delivered binding releases and stipulations of dismissal with prejudice required under the Agreement, or (ii) less than 100% of plaintiffs’ counsel signed the Agreement. Because none of the eligible defendants exercised its termination rights, the Agreement became binding upon the Company and all other signatories thereto upon the expiration of the Termination Period.

Pursuant to the terms of the Agreement and the releases, each signing plaintiff accepts his or her claim under the Agreement as full and final resolution of his or her welding fume claims, agrees to execute and deliver valid and binding releases and stipulations of dismissal with prejudice to the defendants, and consents to participate in the structured private resolution program to be established pursuant to the Agreement. Under the Agreement, the Company is obligated to pay $500,000 to fund this private resolution program, which will be established by plaintiffs’ counsel and will include an aggregate amount, including contributions from other defendants, of $21.5 million. The $500,000 is to be paid by the Company by April 27, 2012. The Company’s obligations under the Agreement are limited to its partial funding of the private resolution program, and the Company will not have any responsibility for or role in staffing, administering, or operating such program.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Resolution Agreement dated as of January 18, 2012, between the Company and other defendants identified therein and the plaintiffs’ counsel listed on the signature pages thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2012

THERMADYNE HOLDINGS CORPORATION

By:	/s/ Jeffrey S. Kulka
Name:	Jeffrey S. Kulka
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Resolution Agreement dated as of January 18, 2012, between the Company and other defendants identified therein and the plaintiffs’ counsel listed on the signature pages thereto.

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